                                                                     EXHIBIT 2.6


                             NETSOURCE INTERACTIVE
                             TRANSPHERE INTERACTIVE

                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT is made as of June 4, 1996, by and between Netsource Interactive, a Delaware corporation (the "Company"), the undersigned holders (each a "Shareholder" and together the "Shareholders") of common stock of Transphere Interactive, Inc., a California corporation ("Transphere") and the undersigned holders (each an "Optionholder" and together the "Optionholders") of options to purchase common stock of Transphere.


                                R E C I T A L S
                                ---------------

     A. Each Shareholder holds of record the outstanding shares of the common stock (the "Common Shares") of Transphere set forth in Exhibit A. Each
                                                       ---------
Optionholder holds of record the outstanding options (the "Options") to purchase shares of the common stock of Transphere set forth in Exhibit A.
                                                      ---------

     B. Each Shareholder wishes to transfer all of his Common Shares in Transphere in exchange for shares of common stock in the Company as set forth in Exhibit A hereto ("Company Shares"). Each Optionholder wishes to transfer all
---------
of his Options in exchange for options to purchase shares of common stock in the Company as set forth in Exhibit A hereto ("Company Options").
                        ---------

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

                               A G R E E M E N T
                               -----------------

     The parties hereby agree as follows:

     1.  Exchange.
         --------

         1.1.  Issuance of the Company Shares.  Subject to the terms and
               ------------------------------
conditions hereof, the Company will issue to each Shareholder that number of Company Shares indicated by the Shareholder's name on the exchange schedule (the "Exchange Schedule") attached hereto as Exhibit A in exchange for the surrender
                                        ---------
by the Shareholder of all of such Shareholder's Common Shares.

         1.2.  Issuance of the Company Options.  Subject to the terms and
               -------------------------------
conditions hereof, the Company will issue to each Optionholder Company Options to purchase that number of shares of common stock of the Company indicated by the Shareholder's name on the exchange schedule (the "Exchange Schedule") attached hereto as

Exhibit A in exchange for the surrender by the Optionholder of all of such
---------
Optionholder's Options. The Company Options issued to each Optionholder will contain terms and conditions which are substantially similar to the terms and conditions of the Optionholder's Options, with the exercise price being adjusted to take into account the exchange ratio for the options.

     2.  Closing Date; Delivery.
         ----------------------

         2.1.  Closing Date.
               ------------

               (a) The closing of the exchange shall be held at the office of Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, California, on June 4, 1996, or a such other time and place as the Company and the Shareholder may agree in writing.

               (b) The closing referred to in subsection (a) above is hereinafter referred to as the "Closing" and the date of the Closing is hereinafter referred to as the "Closing Date".

         2.2.  Delivery.
               --------

               (a) Subject to the terms of this Agreement, at the Closing the Company will (i) deliver to each Shareholder a stock certificate reflecting the issuance of the Company Shares to the Shareholder as set forth herein against delivery of the certificate(s) representing the Shareholder's Common Shares accompanied by duly executed stock power(s) for such certificate(s), and (ii) deliver to each Optionholder a Company Option to purchase that number of shares of common stock of the Company as set forth on Exhibit A hereto against delivery
                                               ---------
of the Options.


               (b) Despite anything in this Agreement to the contrary, the rights and obligations of the parties to this Agreement under Section 3 of this Agreement are conditional upon the occurrence of the Closing upon satisfaction of all conditions of Closing set forth in Section 6.1 of this Agreement and are and will be of no force and effect until the occurrence of the Closing. The parties hereto agree that this Agreement may be terminated unilaterally by the Company at any time prior to the Closing on written notice to the other parties hereto.

         3.  Representations and Warranties of the Company.
             ----------------------------------------------

             The Company hereby represents and warrants to each of the Shareholders and Optionholders, as follows:

             3.1.  Organization and Standing.  The Company is a corporation duly
                 -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

                                       2.

           3.2.  Legal Power.  The Company has now, or will have at the Closing
                 -----------
Date, all requisite power to enter into this Agreement, to issue the Company Shares and Company Options hereunder, and to carry out and perform its obligations under the terms of this Agreement, and has or will have taken all actions necessary for the authorization, execution and delivery of this Agreement and the issuance of the Company Shares and Company Options set forth on Exhibit A. This Agreement is a valid and binding obligation of the Company
   ---------
enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

           3.3.  Valid Issuance.  The Company Shares, when issued in compliance
                 --------------
with the provisions of this Agreement, and the Company's common stock, when issued upon proper exercise of the Company Options, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Company Shares and such common stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

       4.  Representations and Warranties of the Shareholders and Optionholders
           --------------------------------------------------------------------
and Restrictions on Transfer Imposed by the Securities Act of 1933.
------------------------------------------------------------------

           4.1.  Disclosure.  Each Shareholder and each Optionholder
                 ----------
(collectively referred to as the "Holders" and singularly as a "Holder") represents and warrants to the Company that the Holder has had full opportunity to discuss the transaction covered by this Agreement with the managements of Transphere and of the Company, and has had full access to the books and records of Transphere and the Company.

           4.2.  Representations and Warranties by the Holder Regarding
                 ------------------------------------------------------
Investment Intent; Restrictions on Transfer. Each Holder, severally and not
-------------------------------------------
jointly, represents and warrants to the Company as follows:

                 (a) The Company Shares or Company Options to be received by the Holder will be acquired for the Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and that the Holder has no current commitment or obligation, contingent or otherwise, to anyone other than the Company, to dispose of the Company Shares or Company Options and has no current plan or intent to dispose of the Company Shares or Company Options other than in a public offering registered by the Company or any successor corporation under the Securities Act or under Rule 144 under the Securities Act following such a registered public offering.

                 (b) The Holder understands and acknowledges that the offering of the Company Shares and Company Options pursuant to this Agreement will not be registered under the Securities Act on the grounds that the exchange of the Common Shares for the Company Shares and the exchange of the Options for the Company Options contemplated by this Agreement is exempt from registration under the Securities Act and exempt from qualification pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended (the "Law"), and that the Company's reliance upon such exemption and

                                       3.

qualification is predicated upon the Holder's representations set forth in this Agreement. The Holder acknowledges and understands that the Company Shares and Company Options must be held indefinitely unless the Company Shares or the common stock underlying the Company Options are subsequently registered under the Securities Act and qualified under the Law or an exemption from such registration and such qualification is available.

                 (c) The Holder covenants that in no event will the Holder dispose of any of the Company Shares or Company Options (other than in conjunction with an effective registration statement for the Company Shares or the common stock underlying the Company Options under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until
(i) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed, true and accurate statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the Holder shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act or qualification under the Law or (y) appropriate action necessary for compliance with the Securities Act, the Law and any other applicable state, local or foreign law has been taken.

                 (d) The Holder understands that if the Company does not register its securities with the Securities and Exchange Commission ("SEC") pursuant to Section 12 or become subject to Section 15(d) of the Securities Exchange Act of 1934, as amended, or supply information pursuant to Rule 15c2-11 thereunder or if a registration statement covering the Company Shares (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act covering the Company Shares) under the Securities Act is not in effect when it desires to sell the Company Shares, the Holder may be required to hold the Company Shares and the Company Options (or the common stock underlying the Company Options) for an indeterminate period. The Holder also understands that any sale of the Company Shares or the common stock underlying the Company Options that might be made by the Holder in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

                 (e) The Holder's ownership of such Holder's Common Shares and Options consists of good and valid title, free and clear of all security interests, liens, encumbrances, options, calls, pledges, trusts, voting trusts and other agreements, covenants, restrictions, reservations and other burdens ("Restrictions"), except (i) Restrictions imposed pursuant to applicable federal and state securities laws, (ii) such Restrictions as are set forth in common stock option agreements, warrants or stock purchase agreements executed by Transphere.

                 (f) The Holder's execution and delivery of this Agreement and one or more stock powers with respect to such Holder's Common Shares shall transfer to and vest in good and valid title to such Holder's Common Shares and Options free and clear of all Restrictions except such Restrictions as are referenced in Section 6.1(e) above.

                 (g) The execution and delivery of this Agreement by the Holder and the consummation of the transactions contemplated hereby will not result in the breach of any

                                       4.

term of or constitute a default under, any contract, agreement, commitment, indenture, mortgage, note or other instrument or obligation to which the Holder is a party or by which such Holder or any of such Holder's Common Shares or Options may be bound.

                 (h) The Holder has full legal capacity, power and authority to execute, deliver, and perform his, her or its obligations under this Agreement.

                 (i) This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of such Holder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and by the availability of equitable remedies.

     5.  Conditions to Closing.
         ---------------------

         5.1.  Conditions to Holders' Obligations.  The obligation of each
               ----------------------------------
Holder to exchange the Holder's Common Shares for Company Shares and Options for Company Options at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

               (a)  Representations and Warranties Correct. The representations
                    --------------------------------------
and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

               (b)  Consents and Waivers. The Company shall have obtained in a
                    --------------------
timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

         5.2.  Conditions to Obligations of the Company.  The Company's
               ----------------------------------------
obligation to issue the Company Shares and Company Options to the Holder at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company in its sole discretion:

               (a)  Representations and Warranties Correct. The representations
                    --------------------------------------
and warranties made by each Holder in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

               (b)  Consents and Waivers. The conditions set forth in Section
                    --------------------
5.1(b) shall have been fulfilled.

                                       5.

     6.  Miscellaneous.
         -------------

         6.1.  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

         6.2.  Survival.  The representations, warranties, covenants and
               --------
agreements made herein shall survive the Closing of the transactions contemplated hereby.

         6.3.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         6.4.  Further Acts.  The parties hereto shall perform all further acts
               ------------
and execute and deliver all documents that may be reasonably necessary to carry out their obligations hereunder and the purposes of this Agreement.

         6.5.  Changes and Termination.  Subject to Section 2.1(a), neither this
               -----------------------
Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the Company and each Holder.

         6.6.  Entire Agreement.  This Agreement and the other documents
               ----------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         6.7.  Notices, etc.  All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be delivered personally or mailed by first class mail, postage prepaid, addressed (a) if to the Holder, at such Holder's address set forth beneath such Holder's signature on the signature page hereto, or at such other address as such Holder shall have furnished to the Company, or (b) if to the Company, at the address of the Company set forth beneath the Company's signature on the signature page hereto, or at such other address as the Company shall have furnished to the Holder in writing.

         6.8.  Severability.  In case any provision of this Agreement shall be
               ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         6.9.  Expenses.  The Company and the Holder shall each bear its own
               --------
expenses and legal fees in connection with this Agreement and the transactions contemplated hereby.

         6.10.  Titles and Subtitles.  The titles of the sections and
                --------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                                       6.

         6.11.  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.12.  Delays or Omissions.  No delay or omission to exercise any
                -------------------
right, power or remedy accruing to the Company or to the Holder shall impair any such right, power or remedy of the Company or the Holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company or the Holder, shall be cumulative and not alternative.

                                       7.

  NETSOURCE INTERACTIVE
  a Delaware corporation


  By
    -------------------------------------
      Charles Schoenhoeft, President

  Address:

  444 Spear Street, Suite 200
  San Francisco, CA 94105


  The foregoing Exchange Agreement is hereby agreed to and accepted. The number and type of Common Shares or Options owned and held of record by the undersigned are accurately set forth on Exhibit A hereto.
                                          ---------

                                        HOLDER:


                                        --------------------------
                                        Signature

                                        --------------------------
                                        Print Name

                                        Address:
                                                 -----------------

                                                 -----------------

                                       8.

                                   EXHIBIT A

                               EXCHANGE SCHEDULE


Shareholder               Common Shares       Company Shares
-----------               -------------       --------------

Charles Schoenhoeft        4,439,000          4,103,292

Jade Wong                  2,671,000          2,469,000

Ron Wolf                   2,000,000          1,849,000

Helix Capital                890,000            823,000

Optionholder               Options*       Company Options**
------------               --------       -----------------

Ed Fotch                   1,000,000            924,000

Greg Reznick                 379,000            350,000

Jim Killian                  287,000            265,000

* Number indicates number of shares of common stock of Transphere that can be purchased pursuant to the terms of the Options.

**   Number indicates number of shares of common stock of the Company that can be purchased pursuant to the terms of the Company Options.

                                       9.